UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2009
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.
On September 22, 2009, Jefferies Group, Inc. (the “Company”) entered into a purchase agreement (the “Agreement”) with Jefferies & Company, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., BNY Mellon Capital Markets, Inc., Banc of America Securities LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and Keefe, Bruyette & Woods, Inc., whereby $300 million aggregate principal amount of 8.50% Senior Notes due 2019 were sold pursuant to the Company’s Shelf Registration Statement on Form S-3 (File No. 333-160214). The closing is expected to occur on September 25, 2009. A copy of the opinion issued by legal counsel to the Company with respect to the validity of the $300 million aggregate principal amount of 8.50% Senior Notes due 2019 to be issued at the closing is filed as Exhibit 5.1 hereto. The Company sold the notes in a reopening of its 8.50% Senior Notes due 2019, $400 million of which were sold on June 30, 2009.
The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     The following exhibit is filed with this report:

Number	Exhibit

5.1	Opinion of Morgan Lewis & Bockius LLP

10.1	Purchase Agreement, dated September 22, 2009, by and among Jefferies Group, Inc., Jefferies & Company, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., BNY Mellon Capital Markets, Inc., Banc of America Securities LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., and Keefe, Bruyette & Woods, Inc.

23.1	Consent of Morgan Lewis & Bockius LLP (included in its opinion as Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: September 24, 2009	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Morgan Lewis & Bockius LLP

10.1	Purchase Agreement, dated September 22, 2009, by and among Jefferies Group, Inc., Jefferies & Company, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., BNY Mellon Capital Markets, Inc., Banc of America Securities LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., and Keefe, Bruyette & Woods, Inc.

23.1	Consent of Morgan Lewis & Bockius LLP (included in its opinion as Exhibit 5.1)